Filed Pursuant to Rule 424(b)(5)
File No. 333-258405

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, no par value	920,000	$50.80	$46,736,000	5,098.90

(1)	Assumes exercise in full of the underwriters’ option to purchase up to an additional 120,000 shares of common stock.
(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 3, 2021)

800,000 Shares

Common Stock

Unitil Corporation is offering 800,000 shares of its common stock pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “UTL”. The last reported sale price of our common stock on August 3, 2021 was $54.05 per share.

Investing in our common stock involves risks that are described in the section entitled Risk Factors beginning on page S-6 of this prospectus supplement and on page 5 of the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$50.8000	$40,640,000
Underwriting discounts and commissions (1)	$2.0320	$1,625,600
Proceeds, before expenses, to Unitil Corporation	$48.7680	$39,014,400

(1)	We refer you to the section entitled “Underwriting (Conflicts of Interest)” beginning on page S-14 of this prospectus supplement for information regarding underwriting compensation.

We also have granted the underwriters an option to purchase up to an additional 120,000 shares at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement.

The underwriters expect to deliver the shares of common stock on or about August 6, 2021.

Joint Book-Running Managers

RBC CAPITAL MARKETS	BofA Securities

Co-Manager

JANNEY MONTGOMERY SCOTT

Prospectus supplement dated August 4, 2021

ME
Lewiston
Portland
NH
Concord
Portsmouth
Hampton
Fitchburg
MA
Distribution Utilities
Service Areas
ELECTRIC
MIX OF BOTH
GAS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of an automatic registration statement on Form S-3ASR that we filed with the SEC utilizing a “shelf” registration process. This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein. However, if any statement in one of these documents is inconsistent with a statement in another document with a later date that is incorporated by reference herein, the statement in the document having the later date modifies and supersedes the earlier statement.

Before buying any of the shares of common stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus and any related free writing prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any related free writing prospectus filed by us with the SEC. Neither we nor the underwriters have authorized any other person to provide you with any information that is different or inconsistent. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement outside the United States.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the underwriters or any of our or their respective representatives is making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our common stock.

In this prospectus supplement, the terms “the Company,” “Unitil,” “we,” “us,” and “our” refer to Unitil Corporation and its subsidiaries, unless the context otherwise requires.

The Unitil logo and other trademarks of Unitil are some of our trademarks and registered marks used in this prospectus supplement and the documents incorporated by reference herein. This prospectus supplement and the documents incorporated by reference herein also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames appear without the ® and ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus supplement or incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”) and our other filings with the SEC listed under the section of the prospectus entitled “Incorporation of Certain Information by Reference” contained in this prospectus supplement. This summary does not contain all of the information you should consider in making your investment decision. Before deciding to invest in our common stock, you should read this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the information incorporated by reference herein and therein in their entirety. You should carefully consider, among other things, the matters discussed under the section entitled “Risk Factors” contained in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Some of the statements in this prospectus supplement constitute forward-looking statements that involve risks and uncertainties. See the section entitled “Cautionary Note About Forward-Looking Statements.”

Company Overview

We are a public utility holding company. The following companies are subsidiaries of Unitil:

•	Unitil Energy Systems, Inc. (“Unitil Energy”),

•	Fitchburg Gas and Electric Light Company (“Fitchburg”),

•	Northern Utilities, Inc. (“Northern Utilities”),

•	Granite State Gas Transmission, Inc. (“Granite State”),

•	Unitil Power Corp. (“Unitil Power”),

•	Unitil Realty Corp. (“Unitil Realty”),

•	Unitil Service Corp. (“Unitil Service”) and

•	Unitil Resources, Inc. (“Unitil Resources”).

Unitil and its subsidiaries are subject to comprehensive regulation by federal and state utility regulatory authorities, including regulation as a holding company system by the Federal Energy Regulatory Commission under the Energy Policy Act of 2005.

Our principal business is the local distribution of electricity and natural gas to approximately 192,651 customers throughout our service territories in the states of New Hampshire, Massachusetts and Maine. Unitil is the parent company of three wholly-owned distribution utilities: (i) Unitil Energy, which provides electric service in the southeastern seacoast and state capital regions of New Hampshire, including the capital city of Concord, (ii) Fitchburg, which provides both electric and natural gas service in the greater Fitchburg area of north central Massachusetts, and (iii) Northern Utilities, which provides natural gas service in southeastern New Hampshire and portions of southern and central Maine, including the city of Portland, which is the largest city in northern New England. In addition, Unitil is the parent company of Granite State, an interstate natural gas transmission pipeline company that provides interstate natural gas pipeline access and transportation services to Northern Utilities in its New Hampshire and Maine service territory. Together, Unitil’s three distribution utilities serve approximately 107,077 electric customers and 85,574 natural gas customers.

We recover the approved cost of purchased natural gas and electricity from our customers in rates on a fully reconciling basis. As a result of this reconciling rate structure for energy supply, our utility earnings are not affected by changes in the cost of purchased natural gas and electricity.

A fifth utility subsidiary, Unitil Power, formerly functioned as the full requirements wholesale power supply provider for Unitil Energy, but currently has limited business and operating activities. In connection with the implementation of electric industry restructuring in New Hampshire, Unitil Power ceased being the wholesale supplier for Unitil Energy in 2003 and divested substantially all of its long-term power supply contracts through the sale of the entitlements to the electricity associated with those contracts.

Unitil has three other wholly-owned non-utility subsidiaries: Unitil Service, Unitil Realty, and Unitil Resources. Unitil Service provides, at cost, a variety of administrative and professional services, including regulatory, financial, accounting, human resources, engineering, operations, technology and energy supply management services on a centralized basis to its affiliated Unitil companies. Unitil Realty owns and manages the Company’s corporate office in Hampton, New Hampshire. Unitil Resources is the Company’s wholly-owned non-regulated subsidiary. Usource, Inc. and Usource L.L.C. (collectively, “Usource”), which the Company divested in the first quarter of 2019, were indirect subsidiaries that were wholly-owned by Unitil Resources. Usource provided energy brokering and advisory services to large commercial and industrial customers in the northeastern United States.

*  *  *

We were incorporated under the laws of the State of New Hampshire in 1984. Our principal executive office is located at 6 Liberty Lane West, Hampton, New Hampshire 03842-1720, and our telephone number is (603) 772-0775. Our common stock is listed on the New York Stock Exchange under the symbol “UTL”. Our website address is www.unitil.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

The Offering

Common stock offered by us	800,000 shares (920,000 shares if the underwriters exercise their option to purchase additional shares in full).

Common stock outstanding after this offering	15,847,468 shares (15,967,468 shares if the underwriters exercise their option to purchase additional shares in full).

Use of proceeds	We intend to use the net proceeds from this offering (including the proceeds from any exercise by the underwriters of their option to purchase additional shares) to make equity capital contributions to our regulated utility subsidiaries (primarily to our regulated natural gas subsidiary), to repay debt and for general corporate purposes. See the section entitled “Use of Proceeds” in this prospectus supplement.

Current annual dividend	$1.52 per share. Since our incorporation in 1984, we have continuously paid quarterly dividends and we have never reduced our dividend rate. We expect to maintain our current dividend policy. See the section entitled “Price Range of Common Stock and Dividends” in this prospectus supplement.

Risk factors	An investment in our common stock involves risk. Please see the section entitled “Risk Factors” in this prospectus supplement, as well as the risk factors identified in our documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021.

Stock exchange symbol	Our common stock is listed on the New York Stock Exchange under the symbol “UTL”.

The number of shares of our common stock shown above to be outstanding after this offering is based on 15,047,468 shares outstanding as of July 30, 2021 and excludes 339,688 shares reserved for issuance pursuant to our Dividend Reinvestment Plan, our Tax Deferred Savings and Investment Plan and our Second Amended and Restated 2003 Stock Plan.

Unless we indicate otherwise, the share information in this prospectus supplement assumes that the underwriters do not exercise their option to purchase additional shares. See the section entitled “Underwriting (Conflicts of Interest)” in this prospectus supplement.

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, you should carefully consider the risks discussed below and in the sections entitled “Risk Factors” in our Annual Report and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2021 and June 30, 2021 (our “Quarterly Reports”), and the section entitled “Cautionary Note About Forward-Looking Statements” in this prospectus supplement. The risks and uncertainties discussed in this prospectus supplement, our Annual Report, and Quarterly Reports, are not the only risks we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition, and operating results could be harmed, the trading price of our common stock could decline, and you could lose part or all of your investment.

Risks Relating to this Offering

The trading price of our common stock has been and may continue to be volatile.

The trading price of our common stock has been volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. Our common stock has experienced an intra-day trading high of $59.32 per share and a low of $32.80 per share over the last 52 weeks. The market price of our common stock could also be reduced by general market price declines or market volatility in the future or future declines or volatility in the prices of stocks for companies in our industry. The COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in recent months. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition and on the market price of our common stock.

Substantial sales of our common stock could cause our stock price to decline.

If we or our existing shareholders sell a large number of shares of our common stock or the public market perceives that we or our existing shareholders might sell shares of our common stock, the market price of our common stock could significantly decline. All of the shares offered by this prospectus supplement will be freely tradable without restriction or further registration under the federal securities laws unless purchased by an “affiliate,” as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). The outstanding shares subject to lock-up agreements between each of our directors and our executive officers and the underwriters may be sold 90 days after the date of this prospectus supplement, except as noted in the section entitled “Underwriting (Conflicts of Interest)” in this prospectus supplement. Significant shareholders who are neither directors nor executive officers are not subject to lock-up agreements.

We have broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our shareholders may not agree with or that do not yield a favorable return, or any return at all. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline. See the section entitled “Use of Proceeds” in this prospectus supplement for more information.

You will suffer immediate dilution in the net tangible book value per share of the common stock that you purchase in this offering.

The public offering price of our common stock is substantially higher than the as-adjusted net tangible book value per share of our common stock. Therefore, investors purchasing shares of our common stock in this offering will pay a price per share that substantially exceeds the as-adjusted net tangible book value per share after this offering. For more information, see “Dilution.”

The underwriters of this offering may waive or release parties to the lock-up agreements entered into in connection with this offering, which could adversely affect the price of our common stock.

We and our executive officers and directors, have entered or will enter into lock-up agreements pursuant to which we and they will be subject to certain restrictions with respect to the sale or other disposition of our common stock for a period of 90 days following the date of this prospectus supplement. The representatives of the underwriters, at any time and without notice, may release all or any portion of the common stock subject to the foregoing lock-up agreements. See “Underwriting (Conflicts of Interest)” for more information on these agreements. If the restrictions under the lock-up agreements are waived, then the common stock, subject to compliance with the Securities Act or exceptions therefrom, will be available for sale into the public markets, which could cause the market price of our common stock to decline and impair our ability to raise capital. Sales of a substantial number of shares upon expiration of the lock-up agreements, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

Risks Related to Our Business

In addition to the risks set forth in this prospectus supplement, our business is subject to numerous risks and uncertainties that could materially affect our business, financial condition or future results. These risks are discussed in our annual and quarterly reports and other documents we file with the SEC. You should carefully consider these risks before investing in our common stock. See “Where You Can Find More Information.”

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents we incorporate by reference herein contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included or incorporated by reference herein, including, without limitation, statements regarding the financial position, business strategy and other plans and objectives for our future operations, are forward-looking statements.

These statements include declarations regarding our beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. These forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the risks and uncertainties include those described in the section entitled “Risk Factors” in this prospectus supplement, and the following:

•

the coronavirus (COVID-19) pandemic (the coronavirus pandemic) could adversely affect our business, financial condition, results of operations and cash flows, including by disrupting our employees’ and contractors’ ability to provide ongoing services to us, by reducing customer demand for electricity or natural gas, or by reducing the supply of electricity or natural gas;

•

our regulatory and legislative environment (including laws and regulations relating to climate change, greenhouse gas emissions and other environmental matters) could affect the rates we are able to charge, our authorized rate of return, our ability to recover costs in our rates, our financial condition, results of operations and cash flows, and the scope of our regulated activities;

•	fluctuations in the supply of, demand for, and the prices of energy commodities and transmission and transportation capacity and our ability to recover energy commodity costs in our rates;

•	customers’ preferred energy sources;

•	severe storms and our ability to recover storm costs in our rates;

•

declines in the valuation of capital markets, which could require us to make substantial cash contributions to cover our pension obligations, and our ability to recover pension obligation costs in our rates;

•

general economic conditions, which could adversely affect (i) our customers and, consequently, the demand for our distribution services, (ii) the availability of credit and liquidity resources and (iii) certain of our counterparty’s obligations (including those of our insurers and lenders);

•	our ability to obtain debt or equity financing on acceptable terms;

•	increases in interest rates, which could increase our interest expense;

•	restrictive covenants contained in the terms of our and our subsidiaries’ indebtedness, which restrict certain aspects of our business operations;

•	variations in weather, which could cause unanticipated changes in demand for our distribution services;

•	long-term global climate change, which could cause unanticipated changes in customer demand or cause extreme weather events that could disrupt our electric and natural gas distribution services;

•

cyber-attacks, acts of terrorism, acts of war, severe weather, a solar event, an electromagnetic event, a natural disaster, the age and condition of information technology assets, human error, or other factors could disrupt our operations and cause us to incur unanticipated losses and expense;

•

outsourcing of services to third parties could expose us to substandard quality of service delivery or substandard deliverables, which may result in missed deadlines or other timeliness issues, non-compliance (including with applicable legal requirements and industry standards) or reputational harm, which could negatively affect our results of operations;

•	numerous hazards and operating risks relating to our electric and natural gas distribution activities, which could result in accidents and other operating risks and costs;

•	catastrophic events;

•	our ability to retain our existing customers and attract new customers;

•	our energy brokering customers’ performance and energy used under multi-year energy brokering contracts;

•	increased competition;

•	unforeseen or changing circumstances, which could adversely impact the reduction of company-wide direct greenhouse gas emissions; and

•	other presently known or unforeseen factors.

Many of these risks are beyond our control. You should assume that the information appearing in this prospectus supplement and the documents incorporated by reference herein is accurate only as of their respective dates. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events, except as required by law. New factors emerge from time to time, and it is not possible for us to predict all of these factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

DILUTION

If you purchase shares of common stock in this offering, you will experience dilution to the extent of the difference between the public offering price per share in this offering and our as-adjusted net tangible book value per share after this offering.

Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Our historical net tangible book value as of June 30, 2021 was $400.8 million, or $26.64 per share of common stock. After giving effect to our sale of shares of common stock at a public offering price of $50.80 per share, and after deducting commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of June 30, 2021 would have been approximately $439.4 million, or approximately $27.73 per share. This represents an immediate increase in net tangible book value of approximately $1.09 per share to existing stockholders and an immediate dilution in as-adjusted net tangible book value of approximately $23.07 per share to new investors in this offering.

If the underwriters fully exercise their option to purchase additional shares of common stock, our as-adjusted net tangible book value after this offering would increase to $27.89 per share, and there would be an immediate dilution of $22.91 per share to new investors in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share		$50.80
Net tangible book value per share of as June 30, 2021	$26.64
Increase in net tangible book value per share attributable to investors purchasing shares in this offering	$1.25
As adjusted net tangible book value per share after giving effect to this offering		$27.89
Dilution per share to investors in this offering		$22.91

The above discussion and tables are based on 15,046,469 shares of common stock outstanding as of June 30, 2021 and excludes 340,687 shares reserved for issuance pursuant to our Dividend Reinvestment Plan, our Tax Deferred Savings and Investment Plan and our Second Amended and Restated 2003 Stock Plan.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $38.6 million, after deducting the underwriting discount and our estimated offering expenses. If the underwriters exercise their option to purchase additional shares in full, we will receive approximately $5.9 million of additional proceeds, based on the assumed public offering price and after deducting the underwriting discount.

We intend to use the net proceeds from this offering (including the proceeds from any exercise by the underwriters of their option to purchase additional shares) (i) to make equity capital contributions to our regulated utility subsidiaries (primarily to our regulated natural gas subsidiary), (ii) to repay approximately $29.6 million of the indebtedness outstanding under our Second Amended and Restated Credit Agreement, dated July 25, 2018, among the Company, Bank of America, N.A. as administrative agent, and the lenders named therein (the “Credit Facility”), (iii) to repay approximately $9.0 million of the indebtedness outstanding under Unitil Corporation’s 6.33% Senior Notes, due May 1, 2022, and (iv) for general corporate purposes.

The Credit Facility has a maturity date of July 25, 2023, subject to two one-year extensions, and has a borrowing limit of $120.0 million, which includes a $25.0 million sublimit for the issuance of standby letters of credit. As of June 30, 2021, there were outstanding borrowings of approximately $29.7 million under the Credit Facility, and as of July 30, 2021, there were outstanding borrowings of approximately $40.5 million under the Credit Facility. The Credit Facility provides the Company with the ability to elect that borrowings under the Credit Facility bear interest under several options, including at a daily fluctuating rate of interest per annum equal to one-month London Interbank Offered Rate plus 1.125%.

BofA Securities, Inc. and/or its affiliates serve as administrative agent, bookrunner, lead arranger, letter of credit lender, and lender under the Credit Facility. BofA Securities, Inc. and/or its affiliates will receive net proceeds from this offering that are used to repay indebtedness under the Credit Facility and, as such, will have a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The table below shows our capitalization as of June 30, 2021:

•	on an actual consolidated basis; and

•

on an as adjusted basis after giving effect to the receipt of the estimated net proceeds of $38.6 million from the issuance of 800,000 shares of common stock in this offering at a public offering price of $50.80 per share, after deducting the underwriting discount and our estimated offering expenses. See the section entitled “Use of Proceeds” in this prospectus supplement.

You should read this table in conjunction with our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement.

	(unaudited) As of June 30, 2021
	Actual	Adjustments for this Offering	Pro Forma
($ in millions)
Common Stock	$400.6	$38.6	$439.2
Preferred Stock	0.2	—	0.2
Long-Term Debt, Less Current Portion	505.3	—	505.3

Total Capitalization	$906.1	$38.6	$944.7

Current Portion of Long-Term Debt	$19.0	$(9.0)	$10.0
Short-Term Debt	$29.7	$(29.6)	$0.1

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is listed on the New York Stock Exchange under the symbol “UTL”.

As of July 30, 2021, there were 1,256 shareholders of record.

The following table sets forth the range of high and low intra-day market prices per share of our common stock and the dividends paid per share during the periods indicated. The closing price of our common stock was $54.05 on August 3, 2021. Past performance is not necessarily indicative of future price performance. You should obtain current market quotations for shares of our common stock.

	Price Range
	High	Low	Dividends Per Share
2018
First Quarter	$47.40	$40.92	$0.365
Second Quarter	$52.11	$44.86	0.365
Third Quarter	$53.07	$48.57	0.365
Fourth Quarter	$52.74	$46.21	0.365
2019
First Quarter	$55.75	$47.05	$0.370
Second Quarter	$61.85	$53.22	0.370
Third Quarter	$63.87	$56.18	0.370
Fourth Quarter	$64.53	$58.77	0.370
2020
First Quarter	$65.76	$39.33	$0.375
Second Quarter	$58.27	$42.87	0.375
Third Quarter	$47.05	$37.16	0.375
Fourth Quarter	$44.40	$32.80	0.375
2021
First Quarter	$49.59	$38.02	$0.380
Second Quarter	$59.32	$45.12	$0.380
Third Quarter (through July 30, 2021)	$54.46	$51.02

Our current annual dividend is $1.52 per share of common stock, payable quarterly. However, our Board of Directors reviews our dividend policy periodically and we cannot assure you of the amount of dividends, if any, that may be paid in the future.

UNDERWRITING (CONFLICTS OF INTEREST)

Underwriting

RBC Capital Markets, LLC. and BofA Securities, Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally and not jointly agreed to purchase, and we have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name.

Underwriter	Number of Shares
RBC Capital Markets, LLC	340,000
BofA Securities, Inc.	340,000
Janney Montgomery Scott LLC	120,000

Total	800,000

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the underwriters’ option to purchase additional shares described below) if they purchase any of the shares. The underwriting agreement also provides that if any underwriter defaults, this offering may be terminated in certain circumstances.

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $2.0320 per share. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

We cannot assure you that the public offering price will correspond to the price at which the common stock will trade in the public market subsequent to this offering or that an active trading market for the common stock will develop and continue after this offering.

Underwriting Discounts and Commissions

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ underwriters’ option to purchase additional shares.

	Paid by the Company
	No Exercise	Full Exercise
Per share	$2.0320	$2.0320

Total	$1,625,600	$1,869,440

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Option to Purchase Additional Shares

If the underwriters sell more shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 120,000 additional shares at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

Lock-Ups

We and our officers and directors have agreed that, for a period of 90 days from the date of this prospectus supplement, we and they will not, without the prior written consent of RBC Capital Markets, LLC and BofA Securities, Inc., dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock. RBC Capital Markets, LLC and BofA Securities, Inc., in their sole discretion may release any of the securities subject to these lock-up agreements at any time, without notice.

New York Stock Exchange Listing

The shares are listed on the New York Stock Exchange under the symbol “UTL”.

Expenses and Reimbursements

We estimate that our portion of the total expenses of this offering will be approximately $0.4 million.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares.

•	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares.

•	Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares or in the open market in order to cover short positions.

•

To close a naked short position, the underwriters must purchase shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase shares in the open market or must exercise the underwriters’ option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Conflicts of Interest / Other Relationships

BofA Securities, Inc. and/or its affiliates serve as administrative agent, bookrunner, lead arranger, letter of credit lender, and lender under the Credit Facility. BofA Securities, Inc. and/or affiliates will receive net proceeds from this offering that are used to repay indebtedness under the Credit Facility. Because BofA Securities, Inc. is one of the representatives of the underwriters in this offering, BofA Securities, Inc. would be deemed to have a “conflict of interest” under Rule 5121 of FINRA to the extent BofA Securities, Inc. or its affiliates receive at least 5% of the net proceeds of the offering. As a result, this offering will be conducted in accordance with Rule 5121 of FINRA. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering because a “bona fide public market”, as defined in FINRA Rule 5121, exists for our common stock.

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sales Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriters may arrange to sell the common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of our common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our common shares may be made at any time under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common shares to be offered so as to enable an investor to decide to purchase our common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

In the United Kingdom, this prospectus is only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or relay on this prospectus or any of its contents.

Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and

Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of our common stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of our common stock. The shares of our common stock may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of our common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of our common stock. The shares of our common stock may only be transferred en bloc without subdivision to a single investor.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario), who are not created or are being used, solely to purchase or hold the securities as an accredited investor described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106, and who are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations.

Certain information as to the purchaser’s status as an “accredited investor” that the purchaser may have provided to any dealer involved in the trade may be required to be delivered by such dealer to the Company under the terms of the underwriting agreement. By purchasing the securities, the purchaser consents to the disclosure of such information.

The distribution of the securities is being made on a private placement basis and will be exempt from the requirement that a prospectus be prepared and filed with the relevant Canadian securities regulatory authorities. The Company is not a “reporting issuer” in Canada, and the securities are not listed on any stock exchange in Canada. There is currently no public market for the securities in Canada. The Company does not have any intention of becoming a reporting issuer in Canada, filing a prospectus to qualify the resale of the securities to the public, or listing the securities on any stock exchange in Canada. Accordingly, the securities are subject to an indefinite ‘‘hold period’’ or “restricted period” under applicable Canadian securities laws. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Purchasers are hereby notified that IN CANADA, UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF: (I) THE CLOSING OF THE OFFERING; AND (II) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY CANADIAN PROVINCE OR TERRITORY. Canadian purchasers are advised that we are not required to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in Canada or any province or territory thereof. Canadian purchasers of the securities are advised to seek Canadian legal advice prior to any resale of the securities as such resales may only be undertaken in accordance with applicable law.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Purchasers will execute, deliver and file such reports, undertakings and other documents relating to its purchase of the securities as may be required by applicable securities laws, regulations and rules, or assist us in obtaining and filing such reports, undertaking and other documents or provide us with such information about it as may be required by such laws, regulations or rules upon request. By purchasing securities, the purchaser acknowledges that the Company and the underwriters and their respective agents and advisers may each collect, use and disclose its name and other specified personally identifiable information (“Information”), including the amount of securities that it has purchased for purposes of meeting legal, regulatory and audit requirements and as otherwise permitted or required by law or regulation. The purchaser consents to the disclosure of that Information.

The purchase of the securities has certain tax consequences under Canadian federal income tax legislation and prospective purchasers of the securities residing in Canada should consult their own tax advisers as to the particular tax consequences of the ownership and disposition of the securities.

Each purchaser of securities in Canada hereby agrees that it is the purchaser’s express wish that all documents evidencing or relating in any way to the sale of the securities be drafted in the English language only. Chaque acheteur au Canada des valeurs mobilières reconnaît que c’est sa volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière à la vente des valeurs mobilières soient rédigés uniquement en anglais.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Taiwan

The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.

United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

The validity of the shares of common stock to be sold in this offering will be passed upon for us by Gary Epler, our Chief Regulatory Counsel, certain matters related to U.S. securities laws will be passed upon for us by Dentons US LLP. As of July 30, 2021, Mr. Epler beneficially owned approximately 14,131 shares of our common stock. Certain legal matters in connection with the offering will be passed upon for the underwriters by Vinson & Elkins L.L.P., New York, New York.

EXPERTS

The consolidated financial statements incorporated by reference in this Prospectus from Unitil Corporation’s annual report on Form 10-K, and the effectiveness of Until Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance on such report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. Our SEC filings are and will become available to the public over the Internet at the SEC’s website at www.sec.gov. You can also find our public filings on our website at www.unitil.com. Our website and the information contained therein or connected thereto are not part of this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock being offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of that registration statement but do not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus supplement, you should refer to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s website referred to above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information in this prospectus supplement. We incorporate by reference the documents listed below into this prospectus supplement, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offering described in this prospectus supplement is terminated. Notwithstanding the prior sentence, nothing in this prospectus supplement shall be deemed to incorporate information or exhibits furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, Item 5 of Part II of any Quarterly Report on Form 10-Q, or Item 9B of Part II of any Annual Report Form 10-K, or any exhibits relating to such furnished information). The documents we incorporate by reference include:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 2, 2021, incorporating the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A filed with the SEC on March 25, 2021,

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, filed with the SEC on May 4, 2021, and June 30, 2021, filed with the SEC on August 3, 2021,

•	our Current Reports on Form 8-K dated March 11, 2021 and April 28, 2021 (other than Items 7.01 and 9.01 thereof), and

•	the description of our common stock, no par value, contained in the registration statement on Form 8-A/A filed on November 3, 2017.

You may request a copy of any of these documents at no cost (other than an exhibit to the filing unless we have specifically incorporated that exhibit by reference into the filing), by writing, emailing or telephoning us at the following address:

Shareholder Relations

Unitil Corporation

6 Liberty Lane West

Hampton, NH 03842-1720

Email: InvestorRelations@unitil.com

Telephone: (800) 999-6501

http://www.unitil.com

If information in incorporated documents conflicts with information in this prospectus, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document.

PROSPECTUS	Registration No. 333-258405

Unitil Corporation

Common Stock

By this prospectus, Unitil Corporation, or any selling stockholders, may offer from time to time, in one or more offerings, common stock, at prices and on terms that we will determine at the time of the offering. You should read this prospectus, any prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities. This prospectus describes some of the general terms that may apply to the common stock and the general manner in which such common stock may be offered. We will provide specific terms of the common stock to be sold and the methods by which we will sell such common stock in one or more supplements to this prospectus. The prospectus supplement or free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus. This prospectus may not be used to sell our securities unless also accompanied by a prospectus supplement.

We or any selling stockholders may offer and sell the common stock directly to you, through agents that we select or through underwriters and dealers that we select. If we use agents, underwriters or dealers to sell the common stock, we will name them and describe their compensation in a prospectus supplement. The price to the public of our common stock and the net proceeds we or any selling stockholders expect to receive from the sale of such common stock will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock by any selling stockholders. In addition, the underwriters may overallot a portion of the common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “UTL.”

Investing in our common stock involves risks. Please see the section entitled Risk Factors beginning on page 5 of this prospectus, as well as in the applicable prospectus supplement, and any related free writing prospectus and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 3, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we, or any selling stockholders, may sell the common stock described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the common stock that we may offer. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should read both this prospectus and any prospectus supplement together with additional information described in the section entitled Where You Can Find More Information.

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us or any underwriter, agent, or dealer. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

The information in this prospectus is accurate as of its date. Therefore, before you invest in our common stock, you should carefully read this prospectus and any prospectus supplement relating to the common stock offered to you together with the additional information described in the section entitled Where You Can Find More Information.

In this prospectus, the “Company,” “Unitil,” “we,” “us,” and “our” refer to Unitil Corporation and its subsidiaries, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. Our reports, proxy statements and other information are also available through our Internet site at www.unitil.com. The information contained in our website is not part of this prospectus. Our common stock is listed on the New York Stock Exchange under the symbol “UTL.”

This prospectus is part of a registration statement that we filed with the SEC on Form S-3. This prospectus does not contain all of the information set forth in the registration statement and its exhibits, portions of which have been omitted as permitted by the rules and regulations of the SEC. You may refer to the registration statement and the exhibits for more information about the securities and us. You may inspect the registration statement and exhibits without charge at the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until this offering is complete. Notwithstanding the prior sentence, nothing in this prospectus shall be deemed to incorporate information or exhibits furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, Item 5 of Part II of any Quarterly Report on Form 10-Q, or Item 9B of Part II of any Annual Report Form 10-K, or any exhibits relating to such furnished information). The documents we incorporate by reference include:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 2, 2021, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on March 25, 2021,

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, filed with the SEC on May 4, 2021, and June 30, 2021, filed with the SEC on August 3, 2021,

•	our Current Reports on Form 8-K dated March 11, 2021 and April 28, 2021 (other than Items 7.01 and 9.01 thereof) and

•	the description of our common stock, no par value, contained in the registration statement on Form 8-A/A filed on November 3, 2017.

You may request a copy of any of these documents at no cost (other than an exhibit to the filing unless we have specifically incorporated that exhibit by reference into the filing) by writing or telephoning us at the following address:

Shareholder Relations

Unitil Corporation

6 Liberty Lane West

Hampton, NH 03842-1720

Telephone (800) 999-6501

https://www.unitil.com

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference into this prospectus contain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included or incorporated by reference into this prospectus, including, without limitation, statements regarding the financial position, business strategy and other plans and objectives for our future operations, are forward-looking statements.

These statements include declarations regarding our beliefs and current expectations. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. These forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the risks and uncertainties include those referred to in the section entitled Risk Factors and the following:

•	the coronavirus (COVID-19) pandemic (the coronavirus pandemic) could adversely affect our business, financial condition, results of operations and cash flows, including by disrupting our employees’ and contractors’ ability to provide ongoing services to us, by reducing customer demand for electricity or natural gas, or by reducing the supply of electricity or natural gas;

•

our regulatory and legislative environment (including laws and regulations relating to climate change, greenhouse gas emissions and other environmental matters) could affect the rates we are able to charge, our authorized rate of return, our ability to recover costs in our rates, our financial condition, results of operations and cash flows, and the scope of our regulated activities;

•	fluctuations in the supply of, demand for, and the prices of energy commodities and transmission and transportation capacity and our ability to recover energy commodity costs in our rates;

•	customers’ preferred energy sources;

•	severe storms and our ability to recover storm costs in our rates;

•

declines in the valuation of capital markets, which could require us to make substantial cash contributions to cover our pension obligations, and our ability to recover pension obligation costs in our rates;

•

general economic conditions, which could adversely affect (i) our customers and, consequently, the demand for our distribution services, (ii) the availability of credit and liquidity resources and (iii) certain of our counterparty’s obligations (including those of our insurers and lenders);

•	our ability to obtain debt or equity financing on acceptable terms;

•	increases in interest rates, which could increase our interest expense;

•	restrictive covenants contained in the terms of our and our subsidiaries’ indebtedness, which restrict certain aspects of our business operations;

•	variations in weather, which could cause unanticipated changes in demand for our distribution services;

•	long-term global climate change, which could cause unanticipated changes in customer demand or cause extreme weather events that could disrupt our electric and natural gas distribution services;

•

cyber-attacks, acts of terrorism, acts of war, severe weather, a solar event, an electromagnetic event, a natural disaster, the age and condition of information technology assets, human error, or other factors could disrupt our operations and cause us to incur unanticipated losses and expense;

•

outsourcing of services to third parties could expose us to substandard quality of service delivery or substandard deliverables, which may result in missed deadlines or other timeliness issues, non-compliance (including with applicable legal requirements and industry standards) or reputational harm, which could negatively affect our results of operations;

•	numerous hazards and operating risks relating to our electric and natural gas distribution activities, which could result in accidents and other operating risks and costs;

•	catastrophic events;

•	our ability to retain our existing customers and attract new customers;

•	increased competition;

•	unforeseen or changing circumstances, which could adversely impact the reduction of company-wide direct greenhouse gas emissions; and

•	other presently known or unforeseen factors.

Many of these risks are beyond our control. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as required by law. New factors emerge from time to time, and it is not possible for us to predict all of these factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

OUR COMPANY

We are a public utility holding company. The following companies are subsidiaries of Unitil:

•	Unitil Energy Systems, Inc. (“Unitil Energy”),

•	Fitchburg Gas and Electric Light Company (“Fitchburg”),

•	Northern Utilities, Inc. (“Northern Utilities”),

•	Granite State Gas Transmission, Inc. (“Granite State”),

•	Unitil Power Corp. (“Unitil Power”),

•	Unitil Realty Corp. (“Unitil Realty”),

•	Unitil Service Corp. (“Unitil Service”) and

•	Unitil Resources, Inc. (“Unitil Resources”).

Unitil and its subsidiaries are subject to comprehensive regulation by federal and state utility regulatory authorities, including regulation as a holding company system by the Federal Energy Regulatory Commission under the Energy Policy Act of 2005.

Our principal business is the local distribution of electricity and natural gas throughout our service territories in the states of New Hampshire, Maine, and Massachusetts. Unitil is the parent company of three distribution utilities: (i) Unitil Energy, which provides electric service in the southeastern seacoast and state capital regions of New Hampshire, including the capital city of Concord; (ii) Northern Utilities, which provides natural gas service in southeastern New Hampshire and portions of southern and central Maine, including the city of Portland, which is the largest city in northern New England; and (iii) Fitchburg, which provides both electric and natural gas service in the greater Fitchburg area of north central Massachusetts. In addition, Unitil is the parent company of Granite State, an interstate natural gas transmission pipeline company that provides interstate natural gas pipeline access and transportation services to Northern Utilities in its New Hampshire and Maine service territory. Unitil’s operating revenue is substantially derived from regulated natural gas and electric distribution utility operations.

A fifth utility subsidiary, Unitil Power, formerly functioned as the full requirements wholesale power supply provider for Unitil Energy, but currently has limited business and operating activities. In connection with the implementation of electric industry restructuring in New Hampshire, Unitil Power ceased being the wholesale supplier for Unitil Energy in 2003 and divested substantially all of its long-term power supply contracts through the sale of the entitlements to the electricity associated with those contracts.

Unitil has three other wholly owned non-utility subsidiaries: (i) Unitil Service; (ii) Unitil Realty; and (iii) Unitil Resources. Unitil Service provides, at cost, a variety of administrative and professional services, including regulatory, financial, accounting, human resources, engineering, operations, technology and energy supply management services on a centralized basis to its affiliated Unitil companies. Unitil Realty owns and manages our corporate office in Hampton, New Hampshire and leases this facility to Unitil Service under a long-term lease arrangement. Unitil Resources is our wholly owned non-regulated subsidiary.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risks described in our filings with the SEC referred to in the sections entitled Where You Can Find More Information and Incorporation of Certain Documents by Reference, and in the section entitled Cautionary Statement About Forward-Looking Information, as well as those included in any prospectus supplement hereto. For example, our Annual Report on Form 10-K for the year ended December 31, 2020 contains a discussion of significant risks in the section entitled Risk Factors, which could be relevant to your investment in our common stock. Subsequent filings with the SEC may contain amended and updated discussions of significant risks. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and operating results.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement accompanying this prospectus, we intend to use the net proceeds that we receive from the sale of the common stock covered by this prospectus for general corporate purposes, including capital contributions to our utility subsidiaries, repayment of debt, acquisitions, capital expenditures and working capital. We will have significant discretion in the use of any net proceeds.

The actual application of proceeds that we receive from the sale of any particular offering of common stock using this prospectus will be described in the applicable prospectus supplement relating to such offering.

We will not receive any proceeds from the sale of common stock by any selling stockholders.

DESCRIPTION OF COMMON STOCK

The following description of our common stock summarizes general terms that apply to our common stock. Because this is only a summary, it does not contain all of the information that may be important to you. This summary is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended, and By-Laws, as amended. See the section entitled Where You Can Find More Information.

Authorized and Outstanding Shares

Our authorized capital stock consists of 25,000,000 shares of common stock, no par value. As of July 30, 2021, 15,047,468 shares of Unitil Corporation’s common stock were issued and outstanding. Unitil Corporation is not authorized to issue any shares of preferred stock. All of the common stock outstanding is fully paid and nonassessable.

Dividend Rights

Under our Articles of Incorporation, holders of our common stock are entitled to receive such dividends as may be declared from time to time by our Board of Directors. We may pay dividends on our common stock from any funds, property or shares legally available for such purpose.

Voting Rights and Cumulative Voting

Holders of our common stock are entitled to one vote per share on all matters requiring approval of holders of our common stock. Holders of our common stock have the exclusive right to vote for the election of directors and for any other purpose or any other subject and to be represented at and to receive notice of any meeting of shareholders.

Holders of our common stock do not have cumulative voting rights.

Preemptive Rights

The holders of our common stock have no preemptive rights to purchase additional shares of our common stock or any of our other securities.

Liquidation Rights

In the event that we are liquidated, after payment of our debts and liabilities, the holders of our common stock are entitled to share equally in the balance of our remaining assets, if any.

Transfer Agent and Registrar

Computershare Investor Services serves as the transfer agent and registrar of our common stock.

Board of Directors Classification

Our Board of Directors is divided into three classes, each class to be as nearly equal in number as possible as determined by the Board of Directors, with a minimum of nine directors total, and maximum of 15 directors total. The terms of the directors in each class will expire in successive years. Directors are elected by ballot for a term of three years. Vacancies on our Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy is elected for the unexpired term of his predecessor in office. As of August 3, 2021, we had ten directors.

Provisions of Our Articles of Incorporation and By-Laws That Could Delay, Defer or Prevent a Change in Control

Certain provisions in our Articles of Incorporation and By-Laws may delay, defer or make more difficult unsolicited acquisitions or changes of control of the Company. We believe that such provisions will enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our Board of Directors to be in the best interest of us and our shareholders.

The provision in our Articles of Incorporation relating to classification of the Board of Directors could have the effect of making it difficult and time-consuming to change majority control of the Board of Directors. Such a change in control could take up to two annual meetings of shareholders to effect. As a result, this provision could limit our vulnerability to an unsolicited proposal to acquire us or our assets. Takeovers which are proposed and effected without prior consultation and negotiation with management are not necessarily detrimental to a company and its shareholders. The difficulties, if any, which may exist in effecting a change in control of our Board of Directors could benefit us by protecting the Board of Directors’ ability to negotiate with the proponent of an unfriendly or unsolicited takeover proposal.

Our Articles of Incorporation provide that shares of common stock when duly authorized may be issued from time to time for such consideration as may be fixed by the Board of Directors. Under the laws of the State of New Hampshire and our Articles of Incorporation and By-Laws, we can issue additional shares of common stock without further approval of our shareholders; however, the New York Stock Exchange requires that we obtain shareholder approval for certain issuances of common stock in excess of 20% of the amount outstanding prior to the issuance.

Our By-Laws require advance notice for annual and special meetings, which notices are always required to state the purposes for which the meetings are called. Our By-Laws also require advance notice of business proposed by shareholders and nominations of directors by shareholders. In addition, our Board of Directors may make, amend or repeal our By-Laws in whole or in part, except with respect to any provision thereof which by statute or by the Articles of Incorporation requires action by our shareholders.

We are a public utility holding company under the laws of the State of New Hampshire. Section 374:33 of the New Hampshire Revised Statutes provides that no public utility or public utility holding company may directly or indirectly acquire more than 10 percent of the stocks or bonds of another public utility holding company incorporated or doing business in the State of New Hampshire, without the approval of the Public Utilities Commission of New Hampshire.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “UTL.”

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the offered securities in and outside the United States:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions or other compensation paid to agents; and

•	any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, we or the selling stockholders will execute an underwriting agreement with them regarding the securities. The underwriters will acquire the securities for their own account, subject to conditions in the underwriting agreement, for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. To the extent expressly set forth in the applicable prospectus supplement, these transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we or the selling stockholders offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We and the selling stockholders may agree with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Direct Sales and Sales through Agents

We or the selling stockholders may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we or the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the selling stockholders at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

FINRA Requirements

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

General Information

We or the selling stockholders may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us or the selling stockholders in the ordinary course of their businesses.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares of common stock to be sold under this prospectus will be passed upon for us by Gary Epler, our Chief Regulatory Counsel. As of July 30, 2021, Mr. Epler beneficially owned approximately 14,131 shares of our common stock. Certain legal matters with respect to the shares of common stock will be passed upon for any underwriters, dealers or agents, by their own counsel.

EXPERTS

The consolidated financial statements incorporated by reference in this Prospectus from Unitil Corporation’s annual report on Form 10-K, and the effectiveness of Until Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance on such report of such firm given upon their authority as experts in accounting and auditing.

800,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

RBC CAPITAL MARKETS             BofA Securities

Co-Manager

JANNEY MONTGOMERY SCOTT

August 4, 2021